EXHIBIT 10.3 SUMMARY SHEET: DIRECTOR COMPENSATION

1.	Each director shall receive an aggregate annual cash stipend of $15,000 to be paid in quarterly installments.

2.	Each director shall receive $2,000 cash for each face-to-face meeting of the Board attended.

3.	Each director shall receive $1,500 cash for each telephonic meeting of the Board attended.

4.	Each Board committee member shall receive $500 cash for each Board committee meeting attended in conjunction with a face-to-face Board meeting.

5.	Each Board committee member shall receive $1,500 cash for each Board committee meeting attended, whether stand alone, telephonic or face-to-face, except as noted in paragraph (4) above.

6.	The Audit Committee Chairman shall receive an additional aggregate cash stipend of $5,000 to be paid in quarterly installments.

7.	The Chairman of each other Board committee shall receive an additional aggregate cash stipend of $3,000 to be paid in quarterly installments.

8.	Each director shall also receive annually an aggregate of $30,000 to be paid in Toreador equity, whether in the form of restricted stock or stock option grants.